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                                                                       EX-99.B11


                         Independent Auditor's Consent
                         -----------------------------


The Board of Directors
Stagecoach Funds, Inc.:


We consent to the incorporation by reference in Stagecoach Funds, Inc. Post-Effective Amendment No. 34 to the Registration Statement No. 33-42927 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 35 to the Registration Statement No. 811-6419 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated February 14, 1997, on the financial statements and financial highlights of Asset Allocation Fund (subsequently renamed Index Allocation Fund), California Tax-Free Bond Fund, California Tax-Free Money Market Fund, Money Market Fund, Municipal Income Fund, Overland Sweep Fund, Short-Term Government-Corporate Income Fund, Short-Term Municipal Income Fund, Small Cap Strategy Fund, Strategic Growth Fund, U.S. Government Income Fund, U.S. Treasury Money Market Fund and Variable Rate Government Fund (comprising Overland Express Funds, Inc.) for the periods indicated therein, which reports have been incorporated by reference into the statements of additional information.

We also consent to the incorporation by reference in Stagecoach Funds, Inc. Post-Effective Amendment No. 34 to the Registration Statement No. 33-42927 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 35 of the Registration Statement No. 811-6419 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated February 14, 1997, on the financial statements and financial highlights of Capital Appreciation Master Portfolio, Short-Term Government-Corporate Income Master Portfolio, Short-Term Municipal Income Master Portfolio, and Small Cap Master Portfolio, and the financial statements of Cash Investment Trust Master Portfolio (five of the portfolios comprising Master Investment Trust), for the periods indicated therein, which reports have been incorporated by reference into the statements of additional information.

We also consent to the reference to our Firm under the heading "Financial Highlights" in each prospectus and under the heading "Independent Auditors" in each statement of additional information.




San Francisco, California
September 25, 1997